IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

HIGHLIGHTS

•	Company Reports First Quarter 2013 Revenues of $49.9 million

•	Q1 2013 Adjusted Earnings Per Diluted Share of $0.08

•	Summer Blockbuster Season Kicks off This Week with International Release of Iron Man 3

NEW YORK, NY – April 25, 2013 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported first quarter 2013 revenues of $49.9 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $13.9 million, adjusted net income of $5.6 million, or $0.08 per diluted share, and reported net income of $2.9 million, or $0.04 per diluted share.

“In the first quarter, we continued to execute against our three main Company priorities for the year – Penetration, Differentiation, and Scale,” said IMAX Chief Executive Officer Richard L. Gelfond. “We expect these to be key drivers of our long-term growth, while supporting our results in the near-term, and we are excited about the promising upcoming lineup of films in IMAX, particularly in the second quarter.”

Network Growth Update

The total IMAX® theatre network consisted of 738 systems as of March 31, 2013, of which 606 were in commercial multiplexes. There were 283 theatre systems in backlog as of March 31, 2013, compared to 261 theatre systems in backlog as of March 31, 2012. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

In the first quarter of 2013, the Company signed contracts for 25 theatre systems, of which 17 were in new theatre locations and 8 were additional signings for laser systems and conversion of some of the Company’s film theatres to digital systems in existing theatre locations. In the quarter the Company installed 17 theatre systems, of which 10 were in new theatre locations.

“We are very pleased that we continue to penetrate different countries around the world, strengthening our presence in some and building strong theatres in new markets to catalyze future growth in others,” Gelfond continued. “Our one-of-a-kind, end-to-end entertainment solution is driving demand from exhibitor and studio partners from around the world, who have seen the value of being in the IMAX business. We remain optimistic as our growth opportunity in underpenetrated international regions, combined with our ability to program each of those markets individually, continues to position IMAX as a unique player in the global entertainment industry.”

First-Quarter Segment Results

•

Revenue from sales and sales-type leases was $9.8 million in the first quarter of 2013, compared to $12.9 million in the first quarter of 2012, primarily reflecting the installation of six full, new theatre systems under sales and sales-type lease arrangements in the most recent first quarter, compared to eight full, new theatre systems in the first quarter of 2012. The Company also installed five digital system upgrades under sales or sales-type lease arrangements in the first quarter of 2013, compared to 10 upgrades in the first quarter of 2012, and two digital systems under short-term operating lease arrangements.

•

Revenue from joint revenue-sharing arrangements was $9.4 million, compared to $11.7 million in the prior-year period. During the quarter, the Company installed four new theatres under joint revenue-sharing arrangements, compared to eight in the year-ago period. The Company had 319 theatres operating under joint revenue-sharing arrangements as of March 31, 2013, as compared to 265 theatres one year prior.

•

Production and IMAX DMR® (Digital Re-Mastering) revenues were $14.4 million in the first quarter of 2013, compared to $13.8 million in the first quarter of 2012. Gross box office from DMR titles was $128.7 million in the first quarter of 2013, compared to $121.7 million in the prior-year period. The average global DMR box office per screen in the first quarter of 2013 was $212,900, compared to $247,600 in the prior-year period.

“Looking ahead, the heart of the summer box office season kicks into gear this week including the release of the IMAX® 3D version of Iron Man 3, followed by Star Trek: Into Darkness, Man of Steel and an international only release of Fast & Furious 6, providing a strong foundation for our full portfolio of films this year,” Gelfond concluded. “We have secured many key tentpole films for the remainder of 2013, as well as 2014 and beyond, including Christopher Nolan’s Interstellar and Michael Bay’s Transformers 4, both of which will be captured with IMAX cameras, demonstrating the ongoing desire of studios and filmmakers to leverage the IMAX platform to bring audiences the most immersive entertainment experiences that they cannot get anywhere else.”

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its first quarter 2013 financial results. To access the call via telephone, interested parties should dial (800) 820-0231 approximately 5 to 10 minutes before it begins. International callers should dial (416) 640-5926. The participant passcode for the call is 7114021. This call is also being webcast by Thomson Financial and can be accessed on the ‘Investor Relations’ section of www.imax.com. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada) or (647) 436-0148 (international). The Conference ID for the telephone replay is 7114021.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Mar. 31, 2013, there were 738 IMAX theatres (606 commercial multiplexes, 19 commercial destinations and 113 institutions) in 53 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience® and IMAX Is Believing® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam/Blaire Lomasky 212-821-0100 tloxam@imax.com blomasky@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Theatre Network Details:

	Three Months Ended March 31,
	2013		2012
Theatre Signings:
Full new sales and sales-type lease arrangements	14	(1)	18
New joint revenue sharing arrangements	3		5

Total new theatres	17		23

Upgrades of IMAX theatre systems	8	(2)(3)	—

Total Theatre Signings	25		23

	Three Months Ended March 31,
	2013		2012
Theatre Installations:
Full new sales and sales-type lease arrangements	6		8
New joint revenue sharing arrangements	4		8

Total new theatres	10		16

Upgrades of IMAX theatre systems	7	(2)	10

Total Theatre Installations	17		26

	As of March 31,
	2013		2012
Theatre Backlog:
New sales and sales-type lease arrangements	135		144
New joint revenue sharing arrangements	136		116

Total new theatres	271		260

Upgrades of IMAX theatre systems	12	(2)(3)	1

Total Theatres in Backlog	283	(4)	261	(4)

	As of March 31,
	2013		2012
Theatre Network:
Commercial Multiplex Theatres:
Sales and sales-type lease arrangements	287		245
Joint revenue sharing arrangements	319		265

Total Commercial Multiplex Theatres	606		510

Commercial Destination Theatres	19		20
Institutional Theatres	113		113

Total IMAX Theatre Network	738		643

(1)	Includes one signing which replaced a theatre under an existing arrangement in backlog.
(2)	Includes upgrades to xenon-based digital systems under short-term operating lease arrangements (2 signings, 2 installations, 5 in backlog).
(3)	Includes installation of laser-based digital systems in existing theatre locations (2 signings, 7 in backlog).
(4)	Reflects the minimum number of theatres arising from signed contracts in backlog.

Additional Information (continued)

2013 DMR Films Announced to Date:

To date, IMAX has announced 28 titles to be released in 2013. The Company released 35 titles in 2012. The Company remains in discussions with virtually every major studio regarding future titles and expects the total number of titles in 2013 to be similar to that in 2012.

(1)	The Grandmaster: The IMAX Experience (Jet Tone Films and Sil-Metropole Organization, January 2013, China only);
(2)	Hansel & Gretel: Witch Hunters: An IMAX 3D Experience (Paramount Pictures, January 2013);
(3)	Journey to the West: Conquering the Demons: An IMAX 3D Experience (Bingo Movie Development Ltd, February 2013, China only);
(4)	Top Gun: An IMAX 3D Experience (Paramount Pictures, February 2013);
(5)	A Good Day to Die Hard: The IMAX Experience (Twentieth Century Fox, February 2013);
(6)	Jack the Giant Slayer: An IMAX 3D Experience (Warner Bros., March 2013);
(7)	Oz: The Great and Powerful: An IMAX 3D Experience (Walt Disney Pictures, March 2013);
(8)	G.I. Joe: Retaliation: An IMAX 3D Experience (Paramount Pictures, March 2013);
(9)	Dragon Ball Z: Battle of the Gods: An IMAX 3D Experience (Toei Animation Company, March 2013, Japan only);
(10)	Jurassic Park: An IMAX 3D Experience (Universal Pictures, April 2013);
(11)	Oblivion: The IMAX Experience (Universal Pictures, April 2013);
(12)	Iron Man 3: An IMAX 3D Experience (Walt Disney Pictures, May 2013);
(13)	Star Trek: Into Darkness: An IMAX 3D Experience (Paramount Pictures, May 2013);
(14)	Fast & Furious 6: The IMAX Experience (Universal, May 2013, international only);
(15)	After Earth: The IMAX Experience (Sony, May 2013);
(16)	Man of Steel: The IMAX Experience (Warner Bros., June 2013);
(17)	Despicable Me 2: An IMAX 3D Experience (Universal Pictures, July 2013, international only);
(18)	Pacific Rim: An IMAX 3D Experience (Warner Bros., July 2013);
(19)	300: Rise of an Empire: An IMAX 3D Experience (Warner Bros., August 2013);
(20)	Riddick Sequel: The IMAX Experience (Universal Pictures, September 2013);
(21)	Metallica Through the Never: An IMAX 3D Experience (Picturehouse, September 2013);
(22)	Gravity: An IMAX 3D Experience (Warner Bros., October 2013);
(23)	Stalingrad: An IMAX 3D Experience (AR Films, October 2013, Russia and the CIS only );
(24)	Seventh Son: An IMAX 3D Experience (Warner Bros., October 2013);
(25)	Ender’s Game: The IMAX Experience (Lionsgate, November 2013);
(26)	The Hunger Games: Catching Fire: The IMAX Experience (Lionsgate, November 2013);
(27)	The Hobbit: The Desolation of Smaug: An IMAX 3D Experience (Warner Bros., December 2013); and
(28)	Dhoom 3: The IMAX Experience (Yash Raj Films, 2013, India only).

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months
	Ended March 31,
	2013	2012*
Revenues
Equipment and product sales	$10,679	$14,379
Services	26,859	27,067
Rentals	9,972	12,470
Finance income	1,984	1,680
Other	375	—

	49,869	55,596

Costs and expenses applicable to revenues
Equipment and product sales	5,059	9,095
Services	15,318	15,620
Rentals	3,453	4,020
Other	—	—

	23,830	28,735

Gross margin	26,039	26,861
Selling, general and administrative expenses (including share-based compensation expense of $2.8 million for the three months ended March 31, 2013 (2012 - $3.8 million))	17,476	19,168
Research and development	3,634	2,630
Amortization of intangibles	364	176
Receivable provision, net of recoveries	—	451

Income from operations	4,565	4,436
Interest income	13	24
Interest expense	(345)	(526)

Income from continuing operations before income taxes	4,233	3,934
Provision for income taxes	(1,152)	(966)
Loss from equity-accounted investments	(220)	(459)

Net income	$2,861	$2,509

Net income per share - basic & diluted:
Net income per share – basic & diluted	$0.04	$0.04

Weighted average number of shares outstanding (000’s):
Basic	66,646	65,402
Fully Diluted	68,690	68,158

Additional Disclosure:

Depreciation and amortization	$8,591	$7,466

*	Reflects a revision resulting from an adjustment to reflect an unfunded postretirement obligation of the Company.

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

	As at	As at
	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Cash and cash equivalents	$15,158	$21,336
Accounts receivable, net of allowance for doubtful accounts of $1,564 (December 31, 2012 — $1,564)	48,360	42,007
Financing receivables	96,204	94,193
Inventories	14,452	15,794
Prepaid expenses	4,781	3,833
Film assets	4,427	3,737
Property, plant and equipment	120,764	113,610
Other assets	25,410	23,963
Deferred income taxes	35,654	36,461
Goodwill	39,027	39,027
Other intangible assets	28,101	27,911

Total assets	$432,338	$421,872

Liabilities
Bank indebtedness	$18,000	$11,000
Accounts payable	16,155	15,144
Accrued and other liabilities	61,335	68,695
Deferred revenue	76,364	73,954

Total liabilities	171,854	168,793

Shareholders’ equity
Capital stock, common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 66,866,076 (December 31, 2012 — 66,482,425)	317,144	313,744
Other equity	30,239	28,892
Deficit	(84,305)	(87,166)
Accumulated other comprehensive loss	(2,594)	(2,391)

Total shareholders’ equity	260,484	253,079

Total liabilities and shareholders’ equity	$432,338	$421,872

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Three Months
	Ended March 31,
	2013	2012*
Cash provided by (used in):
Operating Activities
Net income	$2,861	$2,509
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	8,591	7,466
Write-downs, net of recoveries	—	481
Change in deferred income taxes	904	624
Stock and other non-cash compensation	3,000	4,088
Gain on curtailment of postretirement benefits	(2,185)	—
Unrealized foreign currency exchange loss (gain)	189	(1,388)
Loss on equity-accounted investments	220	459
Investment in film assets	(3,866)	(3,958)
Changes in other non-cash operating assets and liabilities	(10,703)	145

Net cash (used in) provided by operating activities	(989)	10,426

Investing Activities
Purchase of property, plant and equipment	(3,315)	(374)
Investment in joint revenue sharing equipment	(8,717)	(7,088)
Investment in new business ventures	—	(381)
Acquisition of other intangible assets	(778)	(2,568)

Net cash used in investing activities	(12,810)	(10,411)

Financing Activities
Increase in bank indebtedness	12,000	4,917
Repayment of bank indebtedness	(5,000)	(5,000)
Common shares issued - stock options exercised	2,485	3,488
Credit facility amendment fees paid	(1,881)	—

Net cash provided by financing activities	7,604	3,405

Effects of exchange rate changes on cash	17	30

(Decrease) increase in cash and cash equivalents during the period	(6,178)	3,450
Cash and cash equivalents, beginning of period	21,336	18,138

Cash and cash equivalents, end of period	$15,158	$21,588

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment is comprised of the design, manufacture, sale or lease IMAX theater projection system equipment. The theater system maintenance segment consists of the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment is comprised of the installation IMAX theater projection system equipment to an exhibitor in exchange for a certain percentage of box-office receipts, concession revenue and in some cases a small upfront or initial payment. The film production and IMAX DMR segment is comprised of the production of films and performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment includes the provision of film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months
	Ended March 31,
	2013	2012
Revenue
Theater Systems
IMAX Systems
Sales and sales-type leases	$9,796	$12,865
Ongoing rent, fees, and finance income	2,942	2,793
Other	1,983	2,340

	14,721	17,998

Theater system maintenance	7,789	6,847

Joint revenue sharing arrangements	9,376	11,698

Film
Production and IMAX DMR	14,355	13,838
Film distribution and post-production	3,628	5,215

	17,983	19,053

Total	$49,869	$55,596

Gross margins
Theater Systems
IMAX systems(1)
Sales and sales-type leases	$5,284	$4,650
Ongoing rent, fees, and finance income	2,907	2,762
Other	(349)	(457)

	7,842	6,955

Theater system maintenance	3,054	2,726

Joint revenue sharing arrangements(1)	6,159	7,937

Film
Production and IMAX DMR(1)	9,213	7,930
Film distribution and post-production	(229)	1,313

	8,984	9,243

Total	$26,039	$26,861

(1)	IMAX systems include commission costs of $0.3 million for the three months ended March 31, 2013 (2012 — $0.7 million). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.2 million for the three months ended March 31, 2013 (2012 — $0.4 million). Production and DMR segment margins include marketing costs of $0.9 million for the three months ended March 31, 2013 (2012 — $0.6 million). Distribution segment margins include marketing costs of $0.1 million for the three months ended March 31, 2013 (2012 — $0.8 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation expense and the related tax impact. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income and adjusted net income per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1.0. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $70.0 million between closing and December 30, 2013, which requirement increases to $80.0 million on December 31, 2013, $90.0 million on December 31, 2014, and $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.5:1.0 between closing and December 30, 2013, which requirement decreases to (i) 2.25:1.0 on December 31, 2013; (ii) 2.00:1:0 on December 31, 2014; and (iii) 1.75:1.0 on December 31, 2015. The ratio of total debt to EBITDA was 0.17:1 as at March 31, 2013, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $18.0 million. EBITDA is calculated as follows:

	Three months ended	Twelve months ended
	March 31, 2013	March 31, 2013
(In thousands of U.S Dollars)
Net income	$2,861	$41,689
Add:
Loss from equity accounted investments	220	1,123
Provision for income taxes	1,152	15,265
Interest expense, net of interest income (1)	331	433
Depreciation and amortization, including film asset amortization	8,493	33,686
Write-downs net of recoveries including asset impairments and receivable provisions	—	1,126
Gain on curtailment of postretirement benefits	(2,185)	(2,185)
Stock and other non-cash compensation	3,000	13,132

	$13,872	$104,269

(1)	Includes $0.1 million of amortization of deferred financing costs charged to interest expense for the three months ended March 31, 2013 (2012 – less than $0.1 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Earnings Per Share Calculations – Quarter Ended March 31, 2013 vs. 2012:

The Company reported net income of $2.9 million, or $0.04 per basic and diluted share, for the first quarter of 2013, as compared to net income of $2.5 million or $0.04 per basic and diluted share for the first quarter of 2012. Net income for the first quarter of 2013 includes a $2.8 million charge, or $0.04 per diluted share, for stock-based compensation (2012 - $3.8 million or $0.05 per diluted share). Adjusted net income, which consists of net income excluding stock-based compensation expense and the related tax benefit, was $5.6 million, or $0.08 per diluted share, in the first quarter of 2013, as compared to adjusted net income of $6.1 million, or $0.09 per diluted share, for the first quarter of 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012*
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported	$2,861	$0.04	$2,509	$0.04
Adjustments:
Stock-based compensation	2,808	0.04	3,802	0.05
Tax benefit on item listed above	(105)	—	(200)	—

Adjusted	$5,564	$0.08	$6,111	$0.09

Weighted average diluted shares outstanding		68,690		68,158

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

(In thousands of U.S. Dollars)	Three Months Ended March 31, 2013
Net cash (used in) operating activities	$(989)
Net cash (used in) investing activities	(12,810)

Free cash flow	$(13,799)